Exhibit 99.1

B2Digital Expands into Kansas Market with First Live Kansas MMA Event

TAMPA, FL, February 18, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the Company has officially scheduled its first Live MMA B2 Fighting Series event in the State of Kansas.

The event is scheduled to take place in Kansas City on May 15 under the B2 Fighting Series brand. The Company secured a license from the Kansas Athletic Commission last fall and has received all necessary permits to hold the event.

"On behalf of the Kansas Athletic Commission and the Kansas Department of Commerce, I'm thrilled to welcome B2 Fighting Series to Kansas," said Kansas Athletic Commission Executive Director Adam Roorbach. "B2 gives Kansas a top national MMA promotion. We look forward to the May 15th event in Kansas City marking the start of a long relationship."

Management also notes that this event will mark the Company’s full expansion into Kansas, creating another major market opportunity for expanding its broad model, which includes the B2 Training Facilities Network of gyms.

The Company has already begun initial research activities involved in evaluating gym acquisition opportunities in the Kansas City area.

Greg P. Bell, Chairman & CEO of B2Digital, noted, “Each new market we enter provides us with an opportunity to widen our brand visibility through our live events and then monetize that growth through pay-per-view sales and fitness facility memberships at our B2 Training Facility Network locations. Both PPV sales and gym memberships have grown dramatically over the past six-month period. We also anticipate additional tailwinds ahead given that our model is tied to markets – live sports events and gyms – that stand to get a big boost as the world reopens this spring.”

About B2Digital Inc.

With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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